ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA
Newport Management Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission, in regards to the loans selected in the Platform for the following Period:
Platform: Pools of loans, underlying publicly-issued residential mortgage-backed securities that were issued on or after January 1, 2006 by Indymac Bank, FSB ("Indymac") (collectively, "Eligible Securitization
Transactions", as identified in Schedule A attached hereto), on which escrow payments were disbursed in
2007, specifically Item 1122(d)(4)(xi), only as it relates to the ''Applicable Servicing Criteria" described below, and as disclosed by Indymac to the Asserting Party.
Period: As of and for the year ended December 31, 2007, except as provided below.
Applicable Servicing Criteria: the servicing criterion which applies to the functions performed by the
Asserting Party is set forth in Section 229.1122(d)(4)(xi) ("Applicable Servicing Criteria"). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited functions:
1. Processes the obligor's hazard insurance information it receives and provides Indymac with the applicable hazard insurance effective date, payment amount, and payee (collectively, "Insurance
Information");
2.
Provides the Insurance Information to Indymac no later than 5 days prior to the applicable expiration date as indicated in the Insurance Information; and
3.
From October 1, 2007 through and including December 31, 2007, disburses escrowed insurance payments to insurance carriers on or before the applicable expiration date.
With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):
1.
The Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable
Servicing Criteria.
2.
The Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing
Criteria.
3.
Other than as identified on Schedule B attached hereto, as of and for the Period, the Asserting Party was in material compliance with respect to the functions it performs for the Applicable Servicing Criteria.
KPMG, LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting
Party's foregoing assessment of compliance as of and for the year ended December 31, 2007.
NEWPORT MANAGEMENT CORPORATION
By: /s/ Mark Ulmer
Mark Ulmer
Its: Executive Vice President
Dated: February 28, 2008
SCHEDULE A
ELIGIBLE SECURITIZATION TRANSACTIONS
Schedule A Eligible Securities
Sale Sale Name
137 LXS 2006-12N LB 7/27/06
139 LXS 2006-11 7/27/06
140 LMT 2006-4 7/28/06
159 GSR 2006-OA1 8/24/06
178 MARM 2006-OA2 11/15/06
187 ITF SARM 2006-8 (LB) 8/31/06
188 LXS 2006-14N (LB) 8/31/06
193 ITF LXS 2006-13 8/31/06
199 HARBORVIEW 2006-8 (GW) 8/30/06
212 Countrywide Hybrid
213 GSR 2006-2F
214 GSR 2006-3F 03-30-06
219 GSR 2006-5F 5/26/06
223 DBALT 2006-AF1 03-31-06
231 HARBORVIEW 2006-2
233 LUMINENT 2006-3 (4-28-06)
234 ITF SARM 2006-4 04/24/06
235 BAFC 2006-D 04/28/06
237 BANA E*TRADE 04/28/06
238 LXS 2006-7 04/28/06
239 GSR 2006-4F 4-28-06
239 GSR 2006-5F 5/26/06
276 ITF LXS 2006-8 05/31/06
278 GSAMP 2006-S4 (6-9-06)
285 MALT 2006-3 (6-30-06)
286 ITF LXS 2006-10N (6-30-06)
287 LUMINENT 2006-5 (6-29-06)
294 LMT 2006-5 8-31-06
296 GSAA 2006-17 10/30/06
297 DBALT 2006-AR5 10/30/06
374 ITF LXS 2006-16N 092906
377 ITF LXS 2006-15 092906
378 BAFC 2006-H 9/26/06
379 CSMC 2006-8 09/26/06
431 MLMI 2006-F1 (ML) 09/29/06
432 MLMI 2006-F1 (ML) 09-29-06
433 LMT 2006-6 09-29-06
440 ITF CSAB 2006-3 10/31/2006
441 ITF LXS 2006-17 10/30/06
442 CSMC 2006-9 10/30/06
443 LMT 2006-7 10/30/06
446 GSAA 2007-3
447 LXS 2006-18N 11/29/2006
448 LXS 2006-19 11/26/2006
449 LMT 2006-8 11/29/2006
456 JPALT 2006-S4 11/29/06
457 BCAP 2006-AA2 11/30/2006
458 ACE 2006-SD3 11/30/06
647 INDX 2006 R-1 : INDX 2005-AR25 Credit Suisse
7/28/05
651 ITF INABS 2006-A 02-09-06
652 RAST 2006-A1 02/27/2006
659 INDX 2006-AR2 02/28/2006
660 INDX 2006-AR3 02/28/2006
661 INABS 2006-B 03/14/06
662 ITF LOT LOAN 2006-L1
663 ITF RAST 2006-A2 03/30/06
664 IFT RAST 2006-A4 03/30/06
665 ITF INDX 2006-AR4 03/31/06
666 ITF INDX 2006-AR5 03/30/06
667 ITF INDX 2006-AR7 03/30/06
668 ITF RAST 2006-A3 03/30/06
669 INDX 2006-AR9 SETTLED 04/27/06
670 RAST 2006 A5C8 (LB)
671 INDS 2006-1 SETTLED 04/27/06
672 INDX 2006-AR5 04/28/06
673 INDX 2006 AR11 (BS) 4-27-06
674 INDX 2006-AR13 (5-30-06)
SCHEDULE A
ELIGIBLE SECURITIZATION TRANSACTIONS
Schedule A Eligible Securities
Sale Sale Name
675 RAST 2006-A6 (5-30-2006)
676 INDX 2006-AR8 (5-31-2006)
676 ITF INDX 2006-AR4 03/31/06
677 ITF INABS 2006-C REMIC 6/15/06
678 LOT LOAN 2006-L2 (BS) 08/15/06
679 INDS 2006-A CES (UBS) 5/22/06
680 INDX 2006-AR15 SETTLED 5/30/06
681 RAST 2006-A7 CB SETTLED 5/30/06
683 INABS 2006-D (UBS) 09/13/06
683 RAST 2006 A5CB (LB)
684 RAST 2006-A8 (CSFB) 6/28/06
685 INDX 2006-AR21 (DBSI) 8/28/06
686 INDA 2006-1 (DBSI) 8/29/06
687 INDS 2006-2B UBS/BS 9/18/06
688 ITF INDX 2006-AR-19 (6-29-06)
690 INDB 2006-1 (6-29-06
693 RAST 2006-A9CB ML 7/27/06
694 RAST 2006-A10 GS 7/27/06
695 INDX 2006-AR23 DB 7/28/06
696 INDX 2006-AR12 (ML) 7/27/06
697 INDX 2006-AR25 (MS) 7/28/06
698 RAST 2006-A11 8/29/06
699 INDA 2006-AR2 8/29/06
807 DBALTA 2006-AR 2 8/30/06
808 HARBORVIEW 2006-6 8/30/06
809 GSR 2006-6F (GS) 8/30/06
840 DBALT 2006-AR1 1/31/06
849 GSR 2006-1F 1/30/06
902 BSALTA 2006-5 7/28/06
903 ITF LXS 2006-2N 1/31/06
918 BAYVIEW 2006-A 02/08/06
921 BSALTA 2006-4 6/30/06
4101 DBALT 2006-AR6 12/15/06
4102 HARBORVIEW 2006-14 12/22/06
4103 MSM 2006-17XS 12/28/06
4104 GSR 2006-10F 12/29/06
4105 JPMMT 2006-S4 12/21/06
4106 GSAA 2006-20 12/29/06
4108 LMT 2006-9 12/29/06
4109 LXS 2006-20 12/29/06
4110 LUMINENT 2006-7 12/14/2006
4111 BSALTA 2006-8 12/28/06
4113 MARM 2007-1
4114 DBALT 2007-AR1
4115 Luminent 2007-1
4116 MSM 2007-2AX
4117 CSMC 2007-1
4118 MSM 2007-1XS
4119 LXS 2007-1
4120 LXS 2007-2N
4121 MSM 2007-5AX
4122 DBALT 2007-BAR1
4123 LMT 2007-1
4125 Credit Suisse to Hudson City
4126 MSM 2007-3XS
4127 BCAP 2007-AA1
4129 LMT 2007-2
4130 CS ARMT 2007-1
4131 DBALT 2007-AR2
4132 MANA 2007-F1
4133 LXS 2007-3
4134 MARM 2007-2
4135 CSFB to HUDSON CITY
4136 CSMC 2007-2
4138 LXS 2007-4N
4139 LMT 2007-3
4140 MANA 2007-OAR2
4141 DBALT 2007-OA2
4142 LMT 2007-3 Lehman Reconstitution
4143 CSMC 2007-3
4144 GSAA 2007-4
4145 BAYVIEW 2007-2
4147 MLMBS 2007-1
4148 WACHOVIA TO DLJMC
4149 DBALT 2007-AR3 Deutsche Bank Reconstitution
4151 DBALT 2007-AB1 Deutsche Bank Reconstitution
SCHEDULE A
ELIGIBLE SECURITIZATION TRANSACTIONS
Schedule A Eligible Securities
Sale Sale Name
4152 LXS 2007-6 (Lehman) Reconstitution
4153 JPMMT 2007-2 JPMorgan Reconstitution
4154 GSR 2007-AR2 Goldman Sachs Reconstitution
4155 MARM 2007-3 (UBS) Reconstitution
4157 LMT 2007-4 (Lehman)
4158 ARMT 2007-2 (CSFB) Reconstitution
4159 Luminent 2007-2
4160 CSFB TO HCSB (CSFB RECON)
4161 CSFB 2007-1 (CSFB) Reconstitution
4166 LMT 2007-5 Lehman Reconstitution
4167 CSMC 2007-4 Credit Suisse Reconstitution
4169 Goldman Sachs / E*Trade Reconstitution
4171 LXS 2007-9 Reconstitution
4172 CSFB TO E*TRADE
4173 Bayview 2007-B Bayview Reconstitution
4174 BAYVIEW 2007-3 Reconstitution
4175 MSM 2007-12 Morgan Stanley Reconstitution
4177 LXS 2007-12N Lehman Reconstitution
4178 LMT 2007-07 Lehman Reconstitution
4179 HCSB 2007-7
4180 ALLIANCE 2007-OA1
4184 MLMBS 2007-3 Merrill Lynch Reconstitution
4185 MANA 2007-OAR4 (MERRILL LYNCH)
4186 LXS 2007-15N Lehman Reconstitution
4187 CWALT 2007-OA9 (Countrywide Reconstitution)
4189 DBALT 2007-2 (Deutsche Bank)
4194 WELLS FARGO BANK, N.A.
4195 CSMC 2007-6 Credit Suisse
4198 WELLS FARGO BANK, N.A.
4199 WELLS FARGO BANK, N.A.
4201 WELLS FARGO BANK, N.A.
4202 AURORA LOAN SERVICES, LLC
4205 UNIVERSAL MASTER SERVICING, LLC
4206 WELLS FARGO BANK, N.A.
5023 COUNTRYWIDE 12MAT 13167 3/30/07
5023 CWALT 2007-OA9 (Countrywide Reconstitution)
6001 INDX 2006-AR27 DB 8/30/06
6001 MLMBS 2007-3 Merrill Lynch Reconstitution
6002 LOT LOAN 2006-L3 (LB) 09/22/06
6003 RAST 2006-A12(BS) 09/27/06
6004 INDX 2006-AR31 (ML) 09/27/06
6006 RAST 2006-A13 (CITI) 10/27/06
6007 INDA 2006-AR3 (GS) 10-30-06
6008 RAST 2006-A14 CB(GREENWICH) 11/3/06
6009 INDX 2006-AR14 (LEHMAN) 10/31/06
6009 ITF LXS 2006-2N 1/31/06
6009 MANA 2007-OAR4 (MERRILL LYNCH)
6011 INDX 2006-AR29(JP MORGAN) 09/28/06
6011 MLMBS 2007-3 Merrill Lynch Reconstitution
6012 INDX 2006-FLX1(DB) 09/28/06
6013 RAST 2006-A15 COUNTRYWIDE 11/28/06
6014 INDX 2006-AR35 RBS GREENWICH 11/29/06
6014 MLMBS 2007-3 Merrill Lynch Reconstitution
6015 INDX 2006-AR33 CREDIT SUISSE 11/26/06
6017 INDS 2006-3C (UBS) SECONDS 12/7/06
6018 INABS 2006-E LEHMAN 12/5/06
6019 LOT LOANS 2006-L4 12/21/06
6020 INDX 2006-AR39 (BOA) 12/28/06
6021 INDX 2006-AR37(CREDIT SUISSE) 12/28/06
6022 RAST 2006-A16(LB) 12/28/06
6023 INDX 2006-AR41 (CREDIT SUISSE) 12/27/06
6023 MLMBS 2007-3 Merrill Lynch Reconstitution
6024 INDS 2007-2
6027 INDA 2007-AR1
6028 RAST 2007-A1
6029 INDX 2007-FLX1
6030 INDS 2007-1
6031 INABS 2007-A
6032 INDX 2007-AR1
6033 INDX 2007-FLX2
6034 RAST 2007-A2
6035 RAST 2007-A3
6037 Lot Loan 2007-L1
6038 INDX 2007-AR5
6040 RAST 2007-A5
6042 IndyMac INDA Mortgage Loan Trust 2007-AR2
SCHEDULE A
ELIGIBLE SECURITIZATION TRANSACTIONS
Schedule A Eligible Securities
Sale Sale Name
6043 IndyMac INDX Mortgage Loan Trust 2007-FLX3
6044 IndyMac INDX Mortgage Loan Trust 2007-AR7
6045 IndyMac INDX Mortgage Loan Trust 2007-AR9
6046 IndyMac INDX Mortgage Loan Trust 2007-AR11
6047 Residential Asset Securitization Trust 2007-A6
6048 IndyMac IMSC Mortgage Loan Trust 2007-F1
6049 IndyMac INDX Mortgage Loan Trust 2007-FLX4
6049 ITF INDX 2006-AR4 03/31/06
6050 IndyMac INDA Mortgage Loan Trust 2007-AR3
6051 IndyMac INDX Mortgage Loan Trust 2007-AR13
6052 Residential Asset Securitization Trust 2007-A7
6053 INABS 2007-B (Lehman)
6053 ITF INABS 2006-A 02-09-06
6053 ITF INABS 2006-C REMIC 6/15/06
6054 INDX 2007-AR21
6054 ITF INABS 2006-A 02-09-06
6054 ITF INABS 2006-C REMIC 6/15/06
6054 ITF INDX 2006-AR4 03/31/06
6054 ITF INDX 2006-AR5 03/30/06
6054 ITF INDX 2006-AR7 03/30/06
6056 INDA 2007-AR4 (Merrill Lynch)
6057 INDX 2007-FLX5 (Merrill)
6058 RAST 2007-A8 (Bear Stearns)
6059 IMSC 2007-HOA-1(UBS)
6060 INDX 2007-AR15 (Credit Suisse)
6061 IMSC 2007-AR1 (Credit Suisse & ISC)
6062 IMSC 2007-F2 (Credit Suisse)
6063 IMJA 2007-A1 (UBS)
6064 INDX 2007-AR17 (Bear Stearns)
6065 RAST 2007-A9 (Merrill Lynch)
6066 IMSC 2007-AR2 Conduit (Goldman Sachs)
6067 INDA 2007-AR5(Merrill Lynch)
6068 INDX 2007-FLX6 (Merrill Lynch)
6069 INDX 2007-AR19 (Credit Suisse)
6070 INDA 2007-AR6 (Merrill Lynch)
6071 IMSC 2007-F3 (Credit Suisse)
6072 IMJA 2007-A2 (Credit Suisse)
6073 IMJA 2007-A3 (Credit Suisse)
6074 DEUTSCHE BANK NATIONAL TRUST COMPANY
6075 INDA 2007-AR7 (Credit Suisse)
6076 DEUTSCHE BANK NATIONAL TRUST COMPANY
6077 IMJA 2007-A4 (Credit Suisse)
SCHEDULE B
MATERIAL INSTANCES OF NONCOMPLIANCE
No material instances of noncompliance: Newport Management Corporation has complied, in all material respects, with the aforementioned applicable servicing criterion as of and for the year ended December 31, 2007.